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                                                                   EXHIBIT 10.1

                    HARRINGTON WEST FINANCIAL GROUP, INC.
                              STOCK OPTION PLAN


                                  ARTICLE I
                          ESTABLISHMENT OF THE PLAN

         Harrington West Financial Group, Inc. (The "Corporation") hereby establishes this Stock Option Plan (the "Plan") upon the terms and conditions hereinafter stated.


                                  ARTICLE II
                             PURPOSE OF THE PLAN

         The purpose of this Plan is to improve the growth and profitability of the Corporation and its Subsidiary Companies by providing Employees and non-Employee Directors with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation and its Subsidiary Companies, and rewarding those Employees for outstanding performance and the attainment of targeted goals. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.


                                 ARTICLE III
                                 DEFINITIONS

         III.1 "Award" means an Option granted pursuant to the terms of this Plan.

         III.2 "Board" means the Board of Directors of the Corporation or the Board of Directors of any Subsidiary Companies.

         III.3 "Change in Control of the Corporation" means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or any successor thereto, whether or not the Corporation in fact is required to comply with Regulation 14A thereunder.

         III.4    "Code" means the Internal Revenue Code of 1986, as amended.

         III.5 "Committee" means a committee of two or more directors appointed by the Board pursuant to Article IV hereof, none of whom shall be an Officer or Employee of the Corporation or a Subsidiary Company, and each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, or any successor thereto.

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         III.6    "Common Stock" means shares of the common stock, $.01 par
value per share, of the Corporation.

         III.7    "Disability" has the same meaning set forth in Section 22
(e)(3) of the Code.

         III.8    "Effective Date" means July 17, 1996.

         III.9 "Employee" means any person who is employed by the Corporation or a Subsidiary Company, or is an Officer of the Corporation or a Subsidiary Company, but not including directors who are not also Officers of or otherwise employed by the Corporation or a Subsidiary Company.

         III.10 "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

         III.11 "Fair Market Value" means the value per share of the Common Stock determined in good faith by the Committee or the Board of Directors using any reasonable method. On the Effective Date, the Fair Market Value has been determined by the Board of Directors to be $17.50.

         III.12 "Incentive Stock Option" means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

         III.13 "Non-Employee Director" means a member of the Board who is not an Officer or Employee of the Corporation or any Subsidiary Company and shall include any individual who, at any time after the date of adoption of the Plan, serves on the Board in an advisory or emeritus capacity.

         III.14 "Non-Qualified Option" means any Option granted under this Plan which is not an Incentive Stock Option.

         III.15 "Officer" means an Employee whose position in the Corporation or Subsidiary Company is that of a corporate officer, as determined by the Board.

         III.16 "Option" means a right granted under this Plan to purchase Common Stock.

         III.17 "Optionee" means an Employee or Non-Employee Director or former Employee or Non-Employee Director to whom an Option is granted under the Plan.

         III.18 "Retirement" means a termination of employment upon or after attainment of age sixty-five (65) or such earlier age an may be specified in any applicable plans or policies maintained by the corporation or a Subsidiary Company.

         III.19 "Rule 701" shall mean 17 C.F.R. Section 230.701 promulgated under the Securities Act of 1933, as amended.

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         III.20   "Savings Bank" means Los Padres Savings Bank, F.S.B., the
wholly-owned subsidiary of the Corporation.

         III.21 "Subsidiary Companies" means those subsidiaries of the Corporation, including the Savings Bank, which meet the definition of "subsidiary corporations" set forth in Section 424(f) of the Code, at the time of grant of the Option in question.


                                  ARTICLE IV
                          ADMINISTRATION OF THE PLAN

         IV.1 DUTIES OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority in its absolute discretion to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which
(i) deal with satisfaction of an Optionee's tax withholding obligation pursuant to Section 12.02 hereof, (ii) include arrangements to facilitate the Optionee's ability to borrow funds for payment of the exercise or purchase price of an Award, if applicable, from securities brokers and dealers, and
(iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously-owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding.

         IV.2 APPOINTMENT AND OPERATION OF THE COMMITTEE. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, none of whom shall be an officer or employee of the Corporation, and each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as its deems appropriate for the conduct of its affairs. It may appoint one if its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the board at appropriate times but in no event less than one time per calendar year.

         IV.3 REVOCATION FOR MISCONDUCT. The Committee may by resolution immediately revoke rescind and terminate any Option, or portion thereof, to the extent not yet vested, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Corporation or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

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Options granted to a Non-Employee Director who is removed for cause pursuant to the Corporation's Certificate of Incorporation shall terminate as of the effective date of such removal.

         IV.4 LIMITATION ON LIABILITY. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by the Committee pursuant thereto or for any Awards granted hereunder. If a member of the Committee is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interest of the Corporation and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         IV.5 COMPLIANCE WITH LAW AND REGULATIONS. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise would be contrary to applicable laws and regulations.

         IV.6 RESTRICTIONS ON TRANSFER. The Corporation may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.


                                  ARTICLE V
                                 ELIGIBILITY

         Awards may be granted to such Employees or Non-Employee Directors of the Corporation and its Subsidiary Companies as may be designated from time to time by the Committee. Awards may not be granted to individuals who are not Employees or Non-Employee Directors of either the Corporation or its Subsidiary Companies. Non-Employee Directors shall be eligible to receive only Non-Qualified Options pursuant to Section 8.02 of the Plan.


                                  ARTICLE VI
                       COMMON STOCK COVERED BY THE PLAN

         VI.1 OPTION SHARES. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in Article IX, shall be 90,000 shares.

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None of such shares shall be the subject of more than one Award at any time, but if an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.

         VI.2 RULE 701. Offers and sales of securities pursuant to this Plan shall be made in compliance with Rule 701, as it exists from time to time, as promulgated under the Securities Act of 1933, as amended. As of the date of adoption of the Plan, Rule 701 provides, among other things, that the amount of securities which may be offered and sold pursuant to the Plan shall not exceed the greater of (i) $500,000; (ii) the aggregate offering price of securities of the Corporation subject to outstanding offers in reliance on Rule 701 plus securities of the Corporation sold in the preceding 12 months in reliance on Rule 701, which price cannot exceed 15% of the total assets of the Corporation measured at the end of the last fiscal year; or (iii) the number of securities of the Corporation subject to outstanding offers in reliance on Rule 701 plus securities of the Corporation sold in the preceding 12 months in reliance on Rule 701, which number cannot exceed 15% of the outstanding securities of that class. Notwithstanding the above, in no event may the aggregate offering price of securities of the Corporation subject to outstanding offers made in reliance on Rule 701 plus securities of the Corporation sold in the preceding 12 months in reliance on Rule 701 exceed $5,000,000.

         VI.3 SOURCE OF SHARES. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.


                                 ARTICLE VII
                               DETERMINATION OF
                        AWARDS, NUMBER OF SHARES, ETC.


         The Committee shall, in its discretion, determine from time to time which Employees will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-Qualified Option and the exercise price of an Option. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Employee, his present and potential contributions to the growth and success of the Corporation, his salary and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan. Non-Employee Directors shall be eligible to receive only Non-Qualified Options pursuant to Section 8.02 of the Plan.

                                 ARTICLE VIII
                    OPTIONS AND STOCK APPRECIATION RIGHTS


         Each Option granted hereunder shall be on the following terms and conditions:


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         VIII.1   STOCK OPTION AGREEMENT. The proper Officers on behalf of the
Corporation and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement.

         VIII.2 AWARDS TO NON-EMPLOYEE DIRECTORS. Awards equal to 27,000 shares shall be made to Non-Employee Directors in the aggregate.

                  (a) INITIAL GRANT TO NON-EMPLOYEE DIRECTORS. Each Non-Employee Director of either the Corporation or the Savings Bank as of the Effective Date shall be granted an Option to purchase 1,500 of shares of Common Stock effective at such time and with a per share exercise price equal to the Fair Market Value of a share of Common Stock on such date.

                  (b) SUBSEQUENT GRANTS. Each Non-Employee Director of either the Corporation or the Savings Bank or a Subsidiary Company designated by the Committee who received an Option grant under Section 8.02(a) above and who is still serving on the Board on the 1997 and 1998 anniversary date of the Effective Date shall receive on each such date on Option to purchase 1,500 shares, respectively, of Common Stock at an exercise price of the greater of
(i) the Fair Market Value of a share on the first anniversary following the initial grant, and (ii) $19.25 per share on the first anniversary following the initial grant; and at an exercise price of the greater of (i) the Fair Market Value of a share on the second anniversary date, and (ii) $21.18 per share on the second anniversary following the initial grant. In the event of a forfeiture of the right to any Options to be granted to Non-Employee Directors pursuant to this Section 8.02, such Options shall be deemed unawarded and shall be made available to satisfy current and future Awards to Non-Employee Directors in a manner consistent with the terms and limitations set forth in
Section 8.02.

         VIII.3   OPTION EXERCISE PRICE.

                  (a) INCENTIVE STOCK OPTIONS. The per share price at which the Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.10(b).

                  (b) NON-QUALIFIED OPTIONS. The per share price at which the Common Stock may be purchased upon exercise of a Non-Qualified Option shall be no less than one hundred (100%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted, except as set forth in Section 8.02(b).

         VIII.4   VESTING AND EXERCISE OF OPTIONS.

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                  (a)      GENERAL RULES. Incentive Stock Options and
Non-Qualified Options granted hereunder shall become vested and exercisable at the rate of 25% per year on each annual anniversary of the date the Option was granted, and the right to exercise shall be cumulative. Notwithstanding the foregoing, no vesting shall occur on or after an Employee's employment with the Corporation and all Subsidiary Companies is terminated for any reason other than his death, Disability or Retirement. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less. Notwithstanding anything herein to the contrary, no Option granted hereunder may be exercised prior to the Plan receiving shareholder approval.

                  (b) ACCELERATED VESTING. Unless the Committee shall specifically state otherwise at the time an Option is granted, all Options granted hereunder shall become vested and exercisable in full on the date an Optionee terminates his employment with or service to the Corporation or a Subsidiary Company because of his death or Disability. All options hereunder shall become immediately vested and exercisable in full on the date an Optionee terminates his employment or service to the Corporation or a Subsidiary Company due to Retirement or as the result of a Change in Control of the Corporation.

         VIII.5   DURATION OF OPTIONS.

                  (a) GENERAL RULE. Except as provided in Sections 8.05(b) and 8.10, each Option or portion thereof granted to Employees and Non-Employee Directors shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) months after the date on which the Optionee ceases to be employed (or serving on the Board of Directors, in the case of Non-Employee Directors) by the Corporation and all Subsidiary Companies, unless the Committee in its discretion decides, only in the case of Non-Qualified Options, at the time of grant or thereafter to extend such period of exercise upon termination of employment or service from three (3) months to a period not exceeding one (1) year.

                  (b) EXCEPTIONS. If an Employee dies while in the employ of the Corporation or a Subsidiary Company or terminates employment with the Corporation or a Subsidiary Company as a result of Disability without having fully exercised his Options, the Optionee or the executors, administrators, legatees or distributees of his estate shall have the right, during the twelve-month period following the earlier of his death or termination due to Disability, to exercise such Options. If a Non-Employee Director dies while serving as a Non-Employee Director or terminates his service to the Corporation or a Subsidiary Company as a result of Disability without having fully exercised his Options, the Non-Employee Director or the executors, administrators, legatees or distributees of his estate shall have the right, during the twelve-month period following the earlier of his death or termination due to Disability to exercise such Options. In no event, however, shall any Option be exercisable within six (6) months after the date of grant or more than ten (10) years from the date it was granted. In the event of Retirement, an Employee or Non-Employee Director shall be entitled to the same time period set forth above in this Section 8.05 (b) to exercise an Option.

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         VIII.6   NONASSIGNABILITY. Options shall not be transferable by an
Optionee except by will or the laws of descent or distribution or by a qualified domestic relations order, and during the Optionee's lifetime shall be exercisable only by such Optionee or the Optionee's guardian or legal representative.

         VIII.7 MANNER OF EXERCISE. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided pursuant to
Section 8.01.

         VIII.8 PAYMENT FOR SHARES. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Corporation upon exercise of such Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee in cash or, at the discretion of the Committee in the case of Awards to Employees, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) or other property equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or any combination of the foregoing.

         VIII.9 VOTING AND DIVIDEND RIGHTS. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Corporation's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of such Option.

         VIII.10 ADDITIONAL TERMS APPLICABLE TO INCENTIVE STOCK OPTIONS. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 and 8.09 above, to those contained in this Section 8.10.

                  (a) DOLLAR LIMITATION. Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year, under this Plan and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Corporation (or any parent or subsidiary company), shall not exceed $100,000.

                  (b) LIMITATION ON TEN PERCENT STOCKHOLDERS. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Corporation or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Corporation at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section 8.04 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

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                  (c)      NOTICE OF DISPOSITION; WITHHOLDING; ESCROW. An
Optionee shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option within (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.10(c).


                                  ARTICLE IX
                       ADJUSTMENTS FOR CAPITAL CHANGES


         The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any Award relates and the per-share exercise price of Common Stock under any Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation, the shares of the Corporation's Common Stock shall be exchanged for other securities of the Corporation or of another corporation which has agreed to assume the Options granted under this Plan, then each recipient of an Award shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such Optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options.


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                                  ARTICLE X
                    AMENDMENT AND TERMINATION OF THE PLAN


         The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any applicable regulatory requirements and any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities, or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan as specifically authorized herein. Notwithstanding anything contained in the Plan to the contrary, the provisions of Articles V, VII and VIII of this Plan relating to Awards granted to Non-Employee Directors shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated under such statutes.


                                  ARTICLE XI
                              EMPLOYMENT RIGHTS


         Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director of the Corporation or a Subsidiary Company to continue in such capacity.


                                 ARTICLE XII
                                 WITHHOLDING


         XII.1 TAX WITHHOLDING. The Corporation may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Corporation may require the Optionee to pay to the Corporation the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Corporation also may withhold or collect amounts with respect to a disqualifying disposition of the shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option, as provided in Section 8.10(c).

         XII.2 METHODS OF TAX WITHHOLDING. The Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of the Optionee's tax withholding obligation by the retention of shares of Common Stock to which the Employee would otherwise be entitled pursuant to an Award and/or by the Optionee's delivery of previously owned shares of Common Stock or other property.

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                                 ARTICLE XIII
                       EFFECTIVE DATE OF THE PLAN; TERM


         XIII.1 EFFECTIVE DATE OF THE PLAN. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder as of or after the Effective Date and prior to the termination of the Plan, provided that no Incentive Stock Option issue pursuant to this Plan shall qualify as such unless this Plan is approved by the requisite vote of the holders of the outstanding voting shares of the Corporation at a meeting of stockholders of the Corporation held within twelve (12) months of the Effective Date.

         XIII.2 TERM OF PLAN. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.


                                 ARTICLE XIV
                                MISCELLANEOUS


         XIV.1 GOVERNING LAW. To the extent not governed by federal law, this Plan shall be construed under the laws of the State of California.

         XIV.2 PRONOUNS. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.


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                                   APPENDIX A

                      HARRINGTON WEST FINANCIAL GROUP, INC.
                                STOCK OPTION PLAN

                                 AMENDMENT NO. 1

The first sentence of Section 6.01 of Article VI of the Plan is hereby amended to read as follows:

         The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in Article IX, shall be 300,000 shares, provided, however, that the Committee shall not grant any Awards if the granting of such Awards would result in the number of shares subject to Awards exceeding fifteen percent (15%) of the total issued and outstanding shares of Common Stock.

The first sentence of Section 8.02 of Article VIII of the Plan is hereby amended to read as follows:

         Non-employee Directors shall be eligible to receive Awards of such an amount and at such time as the Committee shall determine, provided, however, that no individual Non-Employee Director shall be eligible to receive Awards equal to (i) more than 1,500 shares in any calendar year if such individual is serving solely as a director of the Bank; or (ii) more than 2,000 shares in any calendar year if such individual is serving as both a director of the Corporation and the Bank.